Exhibit 10.3

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Second Amendment to Credit and Security Agreement, dated as of December 12, 2014 (this “Agreement”), is made by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), CHARLES & COLVARD, LTD., a North Carolina corporation (“Parent”), CHARLES & COLVARD DIRECT, LLC, a North Carolina limited liability company (“C&C Direct”), and MOISSANITE.COM, LLC, a North Carolina limited liability company (“Moissanite”; Parent, C&C Direct and Moissanite are sometimes referred to herein individually as a “Borrower” and collectively as the “Borrowers”).

WITNESSETH:

WHEREAS, Borrowers and Lender are parties to a certain Credit and Security Agreement dated as of June 25, 2014 (as amended, restated or otherwise modified from time, the “Credit Agreement”); and

WHEREAS, Borrowers and Lender desire to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.          Defined Terms. Capitalized terms used in this Agreement which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.          Lien in Favor of Cree. The Credit Agreement is hereby amended by:

(a)          deleting the existing language of Section 9.10 thereof and substituting the following in lieu thereof:

“If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens or the interests of lessors under Capital Leases, first priority Lien on the Collateral covered thereby”; and

(b)          deleting clause (i) of the definition of “Permitted Liens” set forth on Schedule 1.1 to the Credit Agreement and substituting the following in lieu thereof:

“(i)          a security interest in favor of Cree pursuant to the Cree Contract, but only to the extent that such security interest of Cree (i) is subject to an intercreditor agreement among Borrowers, Lender and Cree in form and substance acceptable to Lender, (ii) is junior in priority to Lender’s Liens except with respect to Cree Priority Collateral (as defined in such intercreditor agreement), and (iii) secures only amounts relating to the purchase of such goods owing by Parent to Cree.”

3.          No Other Changes. Except as explicitly amended or waived by this Agreement, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Loan or Letter of Credit thereunder.

4.          Representations and Warranties. Each Borrower hereby represents and warrants to Lender as follows:

(a)          Such Borrower has all requisite power and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

(b)          The execution, delivery and performance by such Borrower of this Agreement have been duly authorized by all necessary corporate and limited liability company action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation, by-laws, articles of organization or limited liability company agreement, as applicable, of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

(c)          All of the representations and warranties of the Borrowers contained in the Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date.

5.          References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

6.          No Waiver. Except as expressly set forth herein, the execution of this Agreement and acceptance of any documents related hereto or thereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Agreement.

7.          Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8.          Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all reasonable fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make one or more Advances to Borrowers under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses in connection with this Agreement.

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9.          Miscellaneous. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which counterparts, taken together, shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic mail transmission shall be deemed to be an original signature hereto. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or electronic mail also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

10.         Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Georgia.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit and Security Agreement to be duly executed as of the date first written above.

Wells Fargo Bank, National Association

By:	/s/ Arthur R. Cordwell, Jr.
Arthur R. Cordwell, Jr., Authorized Signatory

CHARLES & COLVARD, LTD.

By:	/s/ Kyle S. Macemore
Name: Kyle S. Macemore
Title: Senior Vice President and Chief Financial Officer

CHARLES & COLVARD DIRECT, LLC

By:	/s/ Kyle S. Macemore
Name: Kyle S. Macemore
Title: Manager

MOISSANITE.COM, LLC

By:	/s/ Kyle S. Macemore
Name: Kyle S. Macemore
Title: Manager